Emmaus Life Sciences, Inc. 8-K

Exhibit 10.3

AGREEMENT

This Agreement (this “Agreement”) is entered into as of the 11th day of September 2013 by and among Emmaus Life Sciences, Inc., a Delaware corporation (the “Company”), Yutaka Niihara, the President and Chief Executive Officer of the Company (“Niihara”), T.R. Winston & Company, LLC, a Delaware limited liability company (“TRW”), and Sarissa Capital Management L.P. (“Sarissa”). TRW and Sarissa are sometimes referred to herein collectively as the “Designating Parties”, and each as a “Designating Party”.

Whereas, Sarissa on behalf of itself or its affiliates, wishes to purchase from the Company, and the Company wishes to sell to Sarissa, certain shares (the “Shares”) of the Common Stock of the Company (the “Common Stock”) in a private placement of securities of the Company in accordance with the terms set forth in certain Subscription Agreement (the “Subscription Agreement”) dated as of the date hereof (the “Offering”); and

Whereas, as a condition to its purchase of the Shares, Sarissa has requested that Niihara and the Company become a party to this Agreement and that representatives of each of the Designating Parties be elected to the Board of Directors of the Company (the “Board”); and

Whereas, the Board has determined that it is in the best interests of the Company and its stockholders to expand the size of the Board to eight (8) directors upon the closing of the Offering and, in accordance with applicable corporate governance requirements, to appoint, and/or nominate for election by the stockholders of the Company at the next meeting of stockholders at which directors of the Company are to be elected, a total of three representatives of the Designating Parties to serve as a director of the Company.

Now, therefore, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Board of Directors of the Company.

(a)   As soon as reasonably practicable following execution of this Agreement and the closing of the Offering, the Company agrees to expand the size of the Board to eight (8) directors and to appoint the following individuals to serve as directors of the Company:

i.	a person selected by TRW, as the first designee of TRW (such first designee of TRW and each subsequent designee of TRW being the “TRW Designee”); and

ii.	and two persons selected by Sarissa, as the designees of Sarissa (such designees of Sarissa and each subsequent designee of Sarissa being the “Sarissa Designees”).

The Company agrees that from the date hereof to the date such designations first become effective, without the prior approval of the Designating Parties, the Company will not (and will cause all of its direct and indirect subsidiaries to not) approve, effect, amend or enter into any agreements or transactions, create or assume any obligations, or take any actions of the type set forth in Sections 1(g), 1(h) or 1(i) of this Agreement, in each case other than those expressly contemplated herein or undertaken in the ordinary course of business consistent with past practice.

(b)   Each of the Designating Parties shall furnish written notice of its respective Designee to the Company at least ninety (90) days prior to any election of directors; provided the Company shall provide each Designating Party with notice of such requirement at least ten (10) days prior to the expiration of such ninety-day period. In the absence of such notice by any such Designating Party, the director(s) then serving and previously designated by such Designating Party shall be nominated for reelection if still eligible to serve as provided herein.

(c)   In the event any Designee of a Designating Party is unable to serve as a nominee for election as a director or to serve as a director, for any reason, such Designating Party shall have the right to submit to the Company for the Company’s reasonable approval the name of a replacement (the “Replacement”) for such Designating Party’s Designee and who shall serve as the nominee for election as director or serve as director. If the proposed Replacement is not so approved by the Company, each Designating Party shall have the right to submit another proposed Replacement to the Company for the Company’s reasonable approval. Each Designating Party shall have the right to continue submitting the name of a proposed Replacement to the Company for the Company’s reasonable approval until the Company approves that such Replacement may serve as a nominee for election as director or to serve as a director whereupon such person is appointed as the Replacement for such Designating Party’s Designee.

(d)   Each of Niihara and the Designating Parties agree to vote all shares of the Common Stock and any other class of voting security of the Company now or hereafter owned or controlled by them (collectively, the “Voting Stock”), and otherwise to use their respective commercially reasonable best efforts as shareholders of the Company, to elect as directors each of the Designees and every other candidate nominated for election to the Board by the Compensation, Nominating and Corporate Governance Committee of the Board. The Company shall use its commercially reasonable best efforts to cause the election of the Designees to the Board (including recommending that the Company’s stockholders vote in favor of the election of the Designees and otherwise supporting them for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).

(e)   Sarissa’s right pursuant to Section 1(a) to designate two individuals for election as a member of the Board shall terminate on such date Sarissa ceases to be the direct or indirect beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of at least fifty percent (50%) of the Shares purchased by Sarissa pursuant to the Offering. TRW’s right pursuant to Section 1(a) to designate an individual for election as a member of the Board shall terminate such date as the rights of Sarissa terminate pursuant to this Section 1(e).

(f)  The Company hereby agrees that it shall (and shall cause all of its direct and indirect subsidiaries to) operate under a detailed annual budget (including R&D expenditures) approved in advance by: (i) if during the period prior to the pricing of a firm commitment underwritten public offering by the Company of shares of its Common Stock which results in aggregate cash proceeds to the Company of not less than $20,000,000 and in connection therewith the Company lists its Common Stock for trading on a national securities exchange, provided that the price per share of such Common Stock is at least $5.00 at the time of such listing (a “Qualified Initial Public Offering”), a unanimous vote of the Board, or (ii) if after the closing of a Qualified Initial Public Offering, a majority of the Board. Within 45 days following the consummation of the Offering, the Company shall present to the Board a detailed budget for at least the subsequent 12 months, such budget to be subject to the unanimous prior written approval of the Board. Any changes or amendments to any such budget during the period prior to a Qualified Initial Public Offering shall require the unanimous prior written approval of the Board.

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(g)  The Company hereby agrees that it shall not (and will cause all of its direct and indirect subsidiaries to not) approve, effect, amend or enter into any agreement or transaction with (including with respect to incurring, repaying, forgiving or guaranteeing any indebtedness), or make any loan, payment or distribution to or on behalf of, any of its officers, directors or affiliates or any of their respective affiliates, in each case: (i) if during the period prior to a Qualified Initial Public Offering, without the unanimous prior written approval of the Board, or (ii) if after the closing of a Qualified Initial Public Offering, without the approval of the Board or independent committee thereof in accordance with the Company’s policies regarding related persons transactions; provided, however, that this Section 1(g) shall not apply to: (i) transactions with or loans, payments, or distributions to, the Company’s direct or indirect wholly-owned subsidiaries; (ii) the performance of any obligations of the Company in existence as of the date hereof in accordance with the terms effective as of the date hereof; or (iii) transactions entered into in the ordinary course of business with or for the benefit of the Company’s directors and officers in accordance with the company’s plans and/or policies regarding compensation and reimbursement .

(h)  The Company hereby agrees that, during the period prior to a Qualified Initial Public Offering, it shall not (and will cause all of its direct and indirect subsidiaries to not) enter into any transaction in respect of Exempted Securities under clause (iv) of the definition thereof in the Subscription Agreement or under Section 3(b)(v)(D) under the Warrants (as defined in the Subscription Agreement), in each case, without the unanimous prior written approval of the Board, except for issuances arising from transactions of the following types:

(i) responding to existing contractual rights of convertible debt holders seeking to convert to Common Stock at previously contracted pricing;

(ii) exercises of previously issued and outstanding warrants at the previously contracted exercise price;

(iii) exercises of previously issued and outstanding stock options at the previously contracted exercise price; or

(iv) exchanges of previously issued and outstanding Promissory Notes for Common Stock at an exchange rate above $2.50 per share, provided that the Company may not issue more than 2.55 million shares of Common Stock in such exchanges for Promissory Notes.

(i) The Company hereby agrees that, during the period prior to a Qualified Initial Public Offering, it shall not increase or decrease the size of the Board without the unanimous prior written approval of the Board.

(j) The Company represent and warrants that the options and warrants to purchase common stock of the Company beneficially owned by each of the directors of the Company, and terms and expiration thereof, are as set forth in the Memorandum.

(k) The Company hereby acknowledges and agrees that notwithstanding any confidentiality obligation contained in the Subscription Agreements, the Warrants, or the Memorandum (as defined in the Subscription Agreements), (i) Sarissa shall not be subject to any restriction on the use of confidential information of the Company except (A) for any such restrictions imposed by US securities laws and (B) from the date hereof through the period ending 12 months following the termination of this Agreement, Sarissa shall not disclose any such information except to any of its officers, employees or advisors that need to know such information and that shall agree to maintain the confidentiality of such information in accordance with this Agreement or as otherwise required by any regulatory authority, law or regulation, or by legal process (in each case, as determined by Sarissa’s legal counsel).

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2. Representations and Warranties. Each of the parties hereto represents and warrants to the other party that:

(a) Such party has all requisite company authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all required company or other action on the part of such party and no other proceedings on the part of such party are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby;

(c) This Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms; and

(d) This Agreement will not result in a violation of any terms or provisions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

3. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by facsimile transmission or by e-mail transmission, or delivered against receipt to the party to whom it is to be given

(a) if to the Company, at the following address:

Emmaus Life Sciences, Inc.

20725 S. Western Avenue, Suite 136

Torrance, CA 90501

Fax:

e-mail:

Attention:

(b) if to Niihara, at the following address:

Yutaka Niihara MD, MPH

Address:

Fax:

e-mail:

(c) if to Sarissa, at the following address:

Sarissa Capital Management LP

660 Steamboat Road, 3rd Floor

Greenwich, CT 06839

e-mail:mdipaolo@sarissacap.com

splatt@sarissacap.com

Attention: General Counsel

Chief Operating Officer

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(d)   (e) If to TRW, at the following address:

T.R. Winston & Company, LLC

Fax:

e-mail:

Attention:

(or, in any case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 2).

4. Assignment; Binding Effect. No party may assign its rights hereunder. This Agreement (i) shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns and (ii) shall inure to the benefit of the directors elected in accordance with Section 1 hereof and their respective heirs and legal representatives.

5. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

6. Term; Termination. Subject to the provisions of Section 1(e), this Agreement shall have a term commencing on the date hereof and terminating on the latest of (a) September 11, 2015 and (b) immediately prior to the pricing of a Qualified Initial Public Offering.

7. Entire Agreement; Amendment and Waiver. This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes all prior negotiations, commitments, agreements and understandings heretofore had between them with respect thereto. Except as otherwise provided herein, this Agreement may be amended only by the written agreement of the Company, Niihara and each Designating Party, and compliance with any provision of this Agreement may be waived only by the written agreement of any party adversely effected by such waiver. A waiver on one occasion shall not constitute a waiver or omission on any further occasion.

8. Counterparts, Facsimiles. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which, together, shall constitute one and the same agreement. Facsimile transmission of execution copies or signature pages for this Agreement shall be legal, valid and binding execution and delivery for all purposes.

9. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

10. Remedies. The parties agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other remedy a party may have for a breach of this Agreement, that party may be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy in this Section 10 is in addition to, and not in lieu of, any other rights or remedies a party may have.

11. Nouns and Pronouns, Sections, Headings. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. Section references herein refer to sections of this Agreement unless expressly provided to the contrary. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

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12. Further Instruments and Actions. Each of the parties hereto agrees to execute all such further instruments and documents, and to take all such further actions, as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Fees and Expenses. No party will be responsible for any fees or expenses of any other party in connection with this Agreement.

15. Public Announcement. The Company agrees to obtain the written approval of Sarissa prior to any public announcement or press release including the name of Sarissa or any of its employees, except as required to comply with requirements of applicable law (as determined by counsel to the Company), including, without limitation, pursuant to the requirements of the U.S. federal securities laws. To the extent practicable, so long as Sarissa or one or more if its affiliates continues to be a direct or indirect beneficial owner of any of the Shares purchased by Sarissa pursuant to the Offering, the Company agrees to provide Sarissa the opportunity to review in advance any such disclosures that are so required by applicable law naming Sarissa or any of its employees, including those contained in any filing to be made with the Securities and Exchange Commission.

Signature page follows

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Emmaus Life Sciences, Inc.

By:	/s/ Yutaka Niihara
Yutaka Niihara, President and CEO

/s/ Yutaka Niihara
Yutaka Niihara, M.D., MPH, acting in his
individual capacity

T.R. Winston & Company, LLC

By:	/s/ Karen Kang Ting
Name: Karen Kang Ting, Vice President

Sarissa Capital Management L.P

By:	/s/ Seth P. Platt
Name: Seth P. Platt
Chief Operating Officer

Signature Page to Agreement